EXHIBIT 99.4


                            FORM OF LETTER TO CLIENTS

                            SYSCO INTERNATIONAL, CO.

                                Offer to Exchange

6.10% Notes due 2012, which have been registered under the Securities Act of 1933, as amended, for any and all outstanding 6.10% Notes due 2012

To Our Clients:

     Enclosed for your consideration is a prospectus of SYSCO International, Co., a Nova Scotia unlimited liability company ("SYSCO International"), dated __________, 2002 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") relating to the offer to exchange (the "Exchange
Offer") the registered 6.10% Notes due 2012 of SYSCO International (the "New Notes") for any and all outstanding 6.10% Notes due 2012 of SYSCO International (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of SYSCO International and its parent, SYSCO Corporation ("SYSCO"), contained in the Registration Rights Agreement, dated as of May 23, 2002, between SYSCO International, SYSCO and J.P. Morgan Securities Inc., on its own behalf and as representative of the initial purchasers of the Old Notes (the "Initial Purchasers").

     This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We also request that you confirm that we may, on your behalf, make the representations and warranties contained in the Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ___________, 2002 UNLESS EXTENDED BY SYSCO INTERNATIONAL (THE "EXPIRATION DATE"). ANY OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

     Your attention is directed to the following:

     1. The Exchange Offer is for any and all Old Notes.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions of the Exchange Offer."

     3. Any transfer taxes incident to the transfer of Old Notes from the holder to SYSCO International will be paid by SYSCO International, except as otherwise provided in the Instructions in the Letter of Transmittal.

     4. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date unless extended by SYSCO International.

     If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form set forth below. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

                 INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by SYSCO International with respect to their Old Notes.

     This will instruct you to tender the number of Old Notes indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. (Check one).

Box 1 [_] Please tender my Old Notes held by you for my account. If I do not wish to tender all of the Old Notes held by you for my account, I have identified on a signed schedule attached hereto the number of Old Notes that I do not wish tendered.

Box 2  [_] Please do not tender any Old Notes held by you for my account.

     The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and acknowledges that such Letter of Transmittal may be enforced against the undersigned.

Date _____________, 20__

                                   _____________________________________________
                                                   Signature(s)

                                   _____________________________________________

                                   _____________________________________________
                                             Please print name(s) here


                                   _____________________________________________

                                   _____________________________________________
                                                    Address(es)


                                   _____________________________________________
                                               Area Code and Telephone No.


     UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OLD NOTES.





                                       2
1485529v4